Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (“the Agreement”) is entered into by and between SYNALLOY CORPORATION and all of its parents, subsidiaries, affiliates, officers, directors, managers, employees, insurers, agents, servants or assigns (referred to collectively as “Company”) and JAMES G. GIBSON (“Employee”) (Company and Employee are collectively referred to as “the Parties”). This Agreement shall become effective on the date of Employee’s endorsement of this Agreement unless otherwise specified herein.

Recitals

WHEREAS, Employee is currently employed as President, Synalloy Chemicals with Company and has held a position with the Company since June 5, 2005; and

WHEREAS, Company has determined that it will no longer employ Employee, and that Employee’s last day of employment shall be May 14, 2021; and

WHEREAS, by entering into this Agreement, the Parties desire to resolve any and all matters of controversy between them, including but not limited to any disputes arising from Employee’s employment with Company or his or her separation therefrom; and

WHEREAS, Employee and Company each enter into this Agreement in order to take advantage of the consideration offered by the other, which the Parties acknowledge is sufficient for the promises made and consideration given herein.

NOW THEREFORE, in consideration of the mutual promises made by the Parties, they agree as follows:

Agreement

1.Consideration. The Company agrees to pay Employee Four Hundred Twenty-Six Thousand Eight Hundred Sixty-Two Dollars and No Cents ($426,862.00), the equivalent of nine months compensation at Employee's base pay (no commission or overtime) plus incentives less standard statutory deductions (the “Separation Pay”) in exchange for Employee’s promises made herein. The Separation Pay may, at the option of the Company, be paid in one lump sum or in installments in accordance with the Company’s regular payroll intervals, provided, however, that no payment shall be made pursuant to this Agreement until the revocation period referred to in Paragraph 17(e) below has elapsed.

2.Benefits. Employee’s benefits will cease either on Employee’s last date worked or on the last day of the month in which Employee has been employed, depending upon the terms of the provider’s benefits contract. Employee shall receive information regarding the status of

Exhibit 10.1

Employee's accountants, and Employee’s attorney. Employee also agrees that Employee will not describe the contents of this Agreement in any way (i.e., generous, large, substantial, unfair, etc.). Employee further agrees that if Employee does not maintain the confidentiality of this Agreement, Employee will repay all of the monetary consideration furnished by the Company pursuant to Paragraph 1 above.

7.Mutual Non-Disparagement/Neutral Reference. Employee agrees the Employee will not make any statements, either verbally or in writing, directly or indirectly, with the effect or intent of defaming, disparaging or criticizing Company. Employee acknowledges that compliance with this Paragraph is a material aspect of this Agreement, and that breach of this Paragraph by Employee will result in forfeiture of the consideration provided for in Paragraph 1 above. Company agrees that none of its managers or directors will make any statements, either verbally or in writing, directly or indirectly, with the effect or intent of defaming, disparaging or criticizing Employee. If asked for an employment reference regarding Employee, Company’s Human Resources representative will simply confirm fact of and dates of employment and position held.

8.No Admission of Liability. This Agreement does not constitute an admission of any wrongdoing, liability or unlawful conduct by the Company.

9.Company Property. Employee affirms that by the time that Employee executes this Agreement, Employee shall have returned all Company property within Employee’s possession to Company, including any relevant building access passes and Company-provided electronic equipment, and has not made or retained copies of any Company documents, and has provided all Employee passwords to a Company representative.

10.Remedies. In addition to any monetary damages available in the event of breach, Company and Employee shall be entitled to injunctive relief in event of a violation of Paragraphs 6 or 7.

11.Governing Law. This Agreement shall be construed according to the laws of Tennessee, and any dispute arising hereunder shall be submitted only to a state or federal court of competent jurisdiction in Tennessee.

12.No Transfer of Rights. Employee represents and warrants that Employee has not assigned or transferred, or purported to assign or transfer, to any person or entity, any legal claims against the Company or portion thereof or interest herein and will not after the execution of this Agreement assign or attempt to assign any interest herein.

13.Forbearance Not a Waiver. No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement.

Exhibit 10.1

14.Agreement Not Usable For Any Purpose If Not Endorsed. Employee agrees that if this Agreement does not become effective for any reason, this Agreement shall be deemed negotiation for settlement only and will not be admissible in evidence or usable for any purpose whatsoever in connection with or at any trial or appeal in connection with the action.

15.Severability of Provisions. The parties agree that if any provision, sentence, clause or part of this Agreement is void or unenforceable for any reason whatsoever, the remaining portions shall remain in full force and effect.

16.Entire Agreement. This Agreement sets forth the entire agreement between the Parties with respect to the subject matter hereof. This Agreement cannot be amended except in writing and signed by Employee and an authorized representative of the Company.

17.OWBPA Required Language. As required by the Older Worker Benefit Protection Act, Employee affirms that:
(a)Employee understands that Employee is waiving certain claims against Company including but not limited to certain statutory claims including Title VII, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Family and Medical Leave Act, and other similar statutes;
(b)Employee understands that Employee is not waiving any claims that may arise after the date of endorsement of this Agreement;
(c)Employee has been advised to consult with an attorney regarding this Agreement;
(d)Employee has been notified that Employee may take up to twenty-one (21) days to review this Agreement;
(e)Employee has been advised that for up to seven days after signing this Agreement, Employee shall have the ability to revoke such acceptance by providing notification of the revocation in writing to Robin Jennings (rjennings@synalloy.com);
(f)Employee agrees that the compensation provided for in this Agreement is in excess of anything to which Employee is otherwise entitled.

EMPLOYEE EXPRESSLY ACKNOWLEDGES, REPRESENTS, AND WARRANTS THAT EMPLOYEE HAS CAREFULLY READ THIS AGREEMENT AND SIGNS THE SAME OF EMPLOYEE'S OWN FREE ACT AND WILL; THAT EMPLOYEE FULLY UNDERSTANDS THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS AGREEMENT; THAT EMPLOYEE HAS HAD AMPLE TIME TO CONSIDER THIS AGREEMENT; AND THAT EMPLOYEE HAS EXECUTED THIS AGREEMENT VOLUNTARILY, KNOWINGLY, AND WITH SUCH ADVICE FROM AN ATTORNEY AS EMPLOYEE DEEMS APPROPRIATE.

Exhibit 10.1

EMPLOYEE

Date:               James G. Gibson

FOR:
COMPANY

Date:        BY:         Its Duly Authorized Agent

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